EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-__________) pertaining to the Forensic Technologies International Corporation 1992 Stock Option Plan, As Amended, of our report dated December 23, 1996, with respect to the consolidated financial statements of Forensic Technologies International Corporation at December 31, 1995 and 1994 and the years then ended, included in its Current Report on Form 8-K dated December 31, 1996, filed with the Securities and Exchange Commission.



Baltimore, Maryland
December 30, 1996